SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 14, 2012

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of New York Mortgage Trust, Inc. (the “Company”) approved the payment of a portion of the cash incentive bonuses for fiscal year 2012 to each of Steven R. Mumma, the Company’s Chief Executive Officer and President, and Nathan R. Reese, the Company’s Vice President and Secretary, which will be paid in December 2012.  The discretionary partial bonuses approved by the Compensation Committee, pursuant to which Mr. Mumma received $300,000 and Mr. Reese received $81,250, were granted in recognition of these officers’ service and performance in 2012 after an initial review of the Company’s performance and projected financial results for the 2012 fiscal year.  The Compensation Committee is expected to determine during the first quarter of 2013 the balance of any additional discretionary cash incentive bonus that may be payable to these officers upon completion of the final 2012 performance review.  The Compensation Committee further approved a base salary of $425,000 for Mr. Mumma for 2013 and a base salary of $240,000 for Mr. Reese for 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: December 20, 2012	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer and President